Exhibit 99.1

Press Release	December 17, 2019

Cerence Announces Fourth Quarter and Fiscal Year 2019 Results

Cerence Fourth Quarter and Fiscal Year Highlights

•	Revenue and Backlog reach all-time high in FY19
•	Revenue for the fiscal year exceeded the guidance range
•	Design wins in fiscal year reflecting a win rate of approximately 90%
•	Volume of customer projects at record levels as we begin FY20
•	Cloud transactions using Cerence technology ramped significantly throughout the year

BURLINGTON, Mass., December 17, 2019 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its fourth quarter and fiscal year 2019 results for the year ended September 30, 2019.

Results Summary (1) (2)

(in millions)

	(ASC606)	(ASC605)	(ASC606)	(ASC605)	(ASC605)
	Q4FY19	Q4FY19	FY19	FY19	FY18
GAAP Revenue	$83.0	$82.5	$303.3	$306.5	$277.0
Non-GAAP Revenue	$84.0	$83.6	$308.1	$311.3	$281.7
GAAP Gross Margin%	67.4%	67.1%	67.2%	67.7%
Non-GAAP Gross Margin%	71.1%	70.9%	71.1%	71.6%
GAAP Operating Margin%	5.6%	5.0%	3.6%	4.6%
Non-GAAP Operating Margin%	32.2%	31.8%	29.8%	30.5%
Adjusted EBITDA	$28.9	$28.5	$99.5	$102.7	$106.3
Cash Flow From Operations	$19.4	$19.4	$88.1	$88.1

(1)

As a reminder, effective October 1, 2018, Nuance (Cerence’s prior parent) adopted the ASC 606 revenue recognition standard using the modified retrospective approach. Under this adoption methodology, the company does not recast its historical financials to reflect the implementation of ASC 606. Accordingly Cerence’s results will be presented for Q4FY19 and FY19 under both ASC 605 and 606 methodologies and all relevant year-over-year financial comparisons and trends will be on an ASC 605 basis only. Moving forward the company’s results will be presented under ASC606 only.

(2)

Please refer to the “Discussion of Non-GAAP Financial Measures,” and “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding our use of non-GAAP financial measures.

Sanjay Dhawan, Chief Executive Officer of Cerence, stated, “Cerence is off to a fast start. The fourth quarter results reflect the strong business momentum we see in the market. A continued focus on innovation to maintain our leadership position in voice enabled AI is yielding very positive results for Cerence’s future. Our success rate for new design wins in the quarter and fiscal year remain at a very

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Press Release	December 17, 2019

high level. These wins represent the foundation for our continued success and revenue growth in the future.”

Dhawan continued, “The expected growth in connected services is being realized through increasing levels of activity and consumer adoption. We continue to expand our product offerings in edge and connected services and see them as fuel for our continued growth at a level significantly higher than the seasonally adjusted annual rate of automobile shipments.”

First Quarter Fiscal 2020 and Full Year Outlook

For the fiscal quarter ending December 31, 2019, GAAP revenue is expected to be in the range of $77M to $79M representing an 8% increase at the midpoint compared to the same period in the prior year.  Adjusted EBITDA for Q1FY20 is expected to be in the range of $19M to $21M.  The adjusted EBITDA guidance excludes acquisition-related costs, amortization of purchased intangible assets, stock-based compensation, and restructuring and other costs.  Cerence reaffirms its full-year revenue guidance that was previously disclosed on September 9th, and expects GAAP revenue to be in the range of $321M to $336M.  Additional details regarding guidance will be provided on the earnings call.

Fourth Quarter Conference Call

The company will host a live conference call and webcast with slides to discuss the results at 10:00 a.m. Eastern Time/7:00 a.m. Pacific Time today. Interested investors and analysts are invited to dial into the conference call by using 1.844.467.7116 (domestic) or +1.409.983.9838 (international) and entering the pass code 5263248. Webcast access will be available on the Investor Information section of the company’s website at https://investors.cerence.com/news-and-events/events-and-presentations.

The teleconference replay will be available through December 24, 2019. The replay dial-in number is 1.855.859.2056 (domestic) or +1.404.537.3406 (international) using pass code 5263248. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at https://investors.cerence.com/news-and-events/events-and-presentations.

Additional Information

For additional information with respect to Cerence , please refer to the Registration Statement on Form 10 filed by Cerence with the Securities and Exchange Commission (“SEC”). The financial information included in this document may not necessarily reflect Cerence’s financial position, results of operations and cash flows in the future or what Cerence’s financial position, results of operations and cash flows would have been had Cerence been an independent, publicly traded company during the periods presented.

Forward Looking Statements

Statements in this presentation regarding Cerence’s future performance, results and financial condition, expected growth and innovation and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation

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Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry or the global economy more generally; our ability to control and successfully manage our expenses and cash position; our strategy to increase cloud; escalating pricing pressures from our customers; our failure to win, renew or implement service contracts; the loss of business from any of our largest customers; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents; fluctuating currency rates; and the other factors in our Registration Statement on Form 10 and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

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Press Release	December 17, 2019

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and twelve months ended September 30, 2019 and 2018, our management has either included or excluded items in five general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.

We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-related costs, net.

In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

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Press Release	December 17, 2019

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)

Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)

Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)

Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation programs.

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Backlog.

Revenue backlog consists of the following categories: (i) fixed backlog, (ii) variable backlog, and (iii) adjusted backlog. These categories are further discussed as follows:

(i)	Fixed backlog. Future revenue related to remaining performance obligations and contractual commitments which have not been invoiced.
(ii)

Variable backlog. Estimated future revenue from variable forecasted royalties related to our embedded and connected businesses. Our estimation of forecasted royalties is based on our royalty rates for embedded and connected technologies from expected car shipments under our existing contracts over the term of the programs. Anticipated shipments are based on historical shipping experience and current customer projections that management believes are reasonable. Both our embedded and connected technologies are priced and sold on a per-vehicle or device basis, where we receive a single fee for either or both the embedded license and the connected service term.

(iii)	Adjusted backlog. The total of fixed backlog and variable backlog.

Our fixed and variable backlog may not be indicative of our actual future revenue. The revenue we actually recognize is subject to several factors, including the number and timing of vehicles our customers ship, potential terminations or changes in scope of customer contracts and currency fluctuations.

See the tables at the end of this press release for non-GAAP definitions and reconciliations to the most directly comparable GAAP measures.

Basis of Financial Presentation

Unless otherwise stated, the financial results and relevant metrics, year over year financial comparisons, and trends are presented under ASC 605.

Cerence, which recently spun out of Nuance Communications as an independent automotive AI company, delivers immersive experiences that make people feel happier, safer, more informed, and more entertained in their cars. Bringing together voice, touch, gesture, emotion, and gaze innovations, it creates deeper connections between drivers, their cars and the digital world around them. Cerence powers AI in nearly 325 million cars on the road globally across more than 70 languages for nearly every major automaker in the world. To learn more about Cerence, visit www.cerence.com, and follow the company on LinkedIn and Twitter.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the automotive world. Our expertise is sophisticated AI, natural language understanding, voice biometrics, gesture and gaze technology and augmented reality. As an innovation partner to the world’s leading automakers, we’re helping transform how a car feels, responds and learns. This track record is built on

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20 years of knowledge and almost 325 million cars. Whether it’s connected cars, autonomous driving or e-vehicles, we’re mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

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Press Release	December 17, 2019

CERENCE INC.

Combined Statements of Operations

(unaudited - in thousands)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	(ASC 606)	(ASC 605)	(ASC 605)	(ASC 606)	(ASC 605)	(ASC 605)
	2019	2019	2018	2019	2019	2018
Revenues:
License	$45,091	$44,826	$47,746	$172,379	$171,933	$171,075
Connected service	22,860	23,409	16,207	78,690	79,637	60,227
Professional service	15,006	14,255	11,403	52,246	54,928	45,682
Total revenues	82,957	82,490	75,356	303,315	306,498	276,984
Cost of revenues:
License	641	642	303	2,069	2,070	1,156
Connected service	8,971	9,164	9,491	37,562	37,845	32,919
Professional service	15,083	14,969	10,215	51,214	50,512	41,123
Amortization of intangible assets	2,323	2,323	2,234	8,498	8,498	7,766
Total cost of revenues	27,018	27,098	22,243	99,343	98,925	82,964
Gross profit	55,939	55,392	53,113	203,972	207,573	194,020
Operating expenses:
Research and development	23,717	23,717	22,743	93,061	93,061	80,957
Sales and marketing	8,786	8,704	8,353	36,261	36,653	30,553
General and administrative	8,280	8,280	4,915	25,926	25,926	19,873
Amortization of intangible assets	3,127	3,127	3,133	12,524	12,524	8,840
Restructuring and other costs, net	7,257	7,257	2,733	24,404	24,404	12,863
Acquisition-related costs	161	161	499	944	944	4,082
Total operating expenses	51,328	51,246	42,376	193,120	193,512	157,168
Income from operations	4,611	4,146	10,737	10,852	14,061	36,852
Other income (expense), net	231	233	50	332	363	(54)
Income before income taxes	4,842	4,379	10,787	11,184	14,424	36,798
(Benefit from) provision for income taxes	(90,944)	(89,938)	2,163	(89,084)	(87,656)	30,917
Net income	$95,786	$94,317	$8,624	$100,268	$102,080	$5,881

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CERENCE INC.

Combined Balance Sheets

(unaudited - in thousands)

	September 30,	September 30,
	2019	2018
	(ASC 606)	(ASC 605)
ASSETS
Current assets:
Accounts receivable, net	$65,787	$72,084
Deferred costs	9,195	6,793
Prepaid expenses and other current assets	17,343	4,090
Total current assets	92,325	82,967
Property and equipment, net	20,113	13,406
Deferred costs	32,428	44,238
Goodwill	1,119,329	1,119,946
Intangible assets, net	65,561	84,812
Deferred tax assets	150,629	51,053
Other assets	3,444	1,126
Total assets	$1,483,829	$1,397,548
LIABILITIES AND PARENT COMPANY EQUITY
Current liabilities:
Accounts payable	$16,687	$6,510
Deferred revenue	88,233	84,862
Accrued expenses and other current liabilities	24,194	30,434
Total current liabilities	129,114	121,806
Deferred revenue, net of current portion	265,051	263,787
Other liabilities	21,536	18,636
Total liabilities	415,701	404,229
Parent company equity:
Net parent investment	1,097,127	1,017,276
Accumulated other comprehensive loss	(28,999)	(23,957)
Total parent company equity	1,068,128	993,319
Total liabilities and parent company equity	$1,483,829	$1,397,548

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CERENCE INC.

Combined Statements of Cash Flows

(unaudited - in thousands)

	Twelve Months Ended
	September 30,
	2019	2018
	(ASC 606)	(ASC 605)
Cash flows from operating activities:
Net income	$100,268	$5,881
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,844	25,765
Stock-based compensation expense	29,682	22,043
Deferred tax (benefit) expense	(101,223)	12,473
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	904	8,472
Prepaid expenses and other assets	(8,836)	(2,960)
Deferred costs	4,339	(12,528)
Accounts payable	10,130	(6,291)
Accrued expenses and other liabilities	6,289	12,946
Deferred revenue	17,674	49,458
Net cash provided by operating activities	88,071	115,259
Cash flows from investing activities:
Capital expenditures	(4,517)	(6,510)
Payments for business acquisitions, net of cash acquired	-	(79,802)
Net cash used in investing activities	(4,517)	(86,312)
Cash flows from financing activities:
Net advancement to Parent	(83,554)	(28,947)
Net cash used in financing activities	(83,554)	(28,947)
Net change in cash and cash equivalents	-	-
Cash and cash equivalents at the beginning of the year	-	-
Cash and cash equivalents at the end of the year	$-	$-

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CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	(ASC 606)	(ASC 605)	(ASC 605)	(ASC 606)	(ASC 605)	(ASC 605)
	2019	2019	2018	2019	2019	2018
GAAP revenue	$82,957	$82,490	$75,356	$303,315	$306,498	$276,984
Acquisition-related revenue adjustments	1,091	1,091	1,482	4,759	4,759	4,704
Non-GAAP revenue	$84,048	$83,581	$76,838	$308,074	$311,257	$281,688

GAAP gross profit	$55,939	$55,392	$53,113	$203,972	$207,573	$194,020
Stock-based compensation	436	436	421	1,896	1,896	2,076
Amortization of intangible assets	2,323	2,323	2,234	8,498	8,498	7,766
Acquisition-related revenue adjustments	1,091	1,091	1,482	4,759	4,759	4,704
Non-GAAP gross profit	$59,789	$59,242	$57,250	$219,125	$222,726	$208,566
GAAP gross margin	67.4%	67.1%	70.5%	67.2%	67.7%	70.0%
Non-GAAP gross margin	71.1%	70.9%	74.5%	71.1%	71.6%	74.0%

GAAP operating income	4,611	4,146	10,737	10,852	14,061	36,852
Acquisition-related revenue adjustments	1,091	1,091	1,482	4,759	4,759	4,704
Amortization of intangible assets	5,450	5,450	5,367	21,022	21,022	16,606
Stock-based compensation	8,487	8,487	6,600	29,682	29,682	22,043
Restructuring and other costs, net	7,257	7,257	2,733	24,404	24,404	12,863
Acquisition-related costs	161	161	499	944	944	4,082
Non-GAAP operating income	$27,057	$26,592	$27,418	$91,663	$94,872	$97,150
GAAP operating margin	5.6%	5.0%	14.2%	3.6%	4.6%	13.3%
Non-GAAP operating margin	32.2%	31.8%	35.7%	29.8%	30.5%	34.5%

Non-GAAP operating income (from above)	27,057	26,592	27,418	91,663	94,872	97,150
Depreciation	1,872	1,872	2,307	7,822	7,822	9,159
Adjusted EBITDA	$28,929	$28,464	$29,725	$99,485	$102,694	$106,309

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